Corbin & Co. L.L.P., Certified Public Accountants

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Myrient, Inc. on Form S-8 of our report dated January 10, 2003 included in the Annual Report on Form 10-KSB of Myrient, Inc. for the year ended August 31, 2002. We also consent to the use of Corbin & Company, LLP as it appears under the caption "Experts."




                                   CORBIN & COMPANY, LLP

Irvine, California
April 4, 2003